UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

(800) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is incorporated herein by reference.

Item 3.02  Unregistered Shares of Equity Securities.

Stock Purchase Agreement

On June 5, 2009, the Registrant signed a stock purchase agreement for the sale of 63,602 shares of its restricted common stock (the “Shares”) for $1.18 per share for an aggregate of $75,000.  In connection with the sale of Shares, the buyer will receive 15,901 warrants with an exercise price of $1.34 per share and expiring on June 5, 2012.  The stock purchase agreement is attached to this Current Report as Exhibit 10.42.

Common Stock Issuances for Services Provided

On June 11, 2009, the Registrant issued 150,000 shares of its restricted common stock in exchange for consulting services related to technology development. The shares were valued at $202,500, which represents the fair market value of the services provided on the award date.

On June 16, 2009, the Registrant issued 25,000 shares of its restricted common stock in connection with a debt issuance. The shares were valued at $31,000, which represents the fair market value of the debt issuance costs on the award date.

On June 16, 2009, the Registrant issued 9,858 shares of its restricted common stock as payment for finder’s fee commissions. The shares were valued at $14,625, which represents the fair market value of the finder's fee commissions provided on the award date.

Warrants Issuances for Services Provided

On May 16, 2009, the Company issued “Series L” warrants to certain consultants to purchase 115,385 common stock shares at $0.65 per share in exchange for consulting services related to capital raising efforts. The warrants expire on May 1, 2012. The fair value of the warrants using the Black-Scholes option pricing model amounted to $58,142.

Settlement Agreement and Release

On June 11, 2009 Location Based Technologies, Inc. (the “Company”) issued an aggregate of 487,500 shares of its common stock pursuant to the terms of a Settlement Agreement and Release (the “Settlement Agreement”) with Jens Dalsgaard, Redwood Consultants LLC (“Redwood”), Constellation Capital Management LLC, William Gilliam, the Gilliam Exempt Family Trust, Angela Williams, Richard Pisano, Amanda Schmieder, Giuliana Dalsgaard, Matthew Murawski  and Arron Johnson (collectively the “Redwood Defendants”).

In connection with the Settlement Agreement, the Company’s officers, Dave Morse, Joseph Scalisi and Desiree Mejia, have agreed collectively to return for cancellation 500,000 shares of common stock previously issued to them so that there is no impact to existing shareholders.

As previously reported, we entered into a series of three agreements with Redwood (and affiliates) dated October 15 and 26, 2008 and November 7, 2008, for investment banking and investor relations services.  Pursuant to the October 15 agreement, on November 6, 2008, we issued 125,000 shares of our registered common stock to a principal of Redwood.  Pursuant to the October 26 agreement, on October 27, 2008, we issued to Redwood 1,500,000 shares of our unregistered common stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").  The October 26 agreement also called for the issuance to Redwood of an additional 1.5 million shares of unregistered common stock six months after the execution of the agreement.  The Company did not issue those shares.  In addition, on October 27, 2008, we issued to Redwood a five year warrant to purchase 300,000 shares of our common stock (the “Warrant”).

On November 26, 2008, we terminated all three agreements with Redwood and demanded that Redwood return all issued share certificates and the Warrant.  Redwood refused.  Further, without our knowledge or consent, Redwood transferred all but 325,000 of the unregistered shares to twelve affiliated entities or persons.  On April 13, 2009, we filed a lawsuit in federal court (the “Suit”) against Redwood and its affiliates to, among other things, recover the securities issued to them pursuant to the above three agreements and cancel all obligations under the agreement, including any obligation to issue an additional 1.5 million shares and to honor any exercise of the Warrant.  During the pendency of an injunction application that the Company filed in the Suit, which sought to enjoin the Redwood Defendants from selling any of the issued shares, the parties reached a settlement.

Under the terms of the Settlement Agreement, we dismissed the Suit and the Redwood Defendants agreed among other things (i) to return 1,487,500 shares of the Company’s common stock that had been issued to Redwood, (ii) that the Company may cancel the Warrant, (iii) to cancel the three agreements with Redwood described in a preceding paragraph, including any obligation to issue any additional shares, and (iv) to a mutual release.  In addition, 252,000 of the 487,500 shares issued pursuant to the Settlement Agreement will be subject to a lock-up that restricts the sale of the newly-issued shares to no more than 3,000 shares per trading day, as more fully set forth in the Settlement Agreement.

Exemption From Registration. The shares of common stock and warrants referenced in Item 3.02 were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of common stock and warrants were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.44	Stock Purchase Agreement
10.45
Settlement Agreement and Release among Location Based Technologies, Inc., on the one hand, and Jens Dalsgaard, Redwood Consultants LLC, Constellation Capital Management LLC, William Gilliam, the Gilliam Exempt Family Trust, Angela Williams, Richard Pisano, Amanda Schmieder, Giuliana Dalsgaard, Matthew Murawski and Arron Johnson, on the other hand.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: June 16, 2009	By:	/s/ David Morse
David Morse
Chief Executive Officer

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